UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2008, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) entered into a definitive purchase and sale agreement (“Agreement”) with Bicent (Montana) Power Company, LLC (“Bicent”), an affiliate of Beowulf Energy and Natural Gas Partners, for Bicent to purchase NorthWestern’s approximately 30% ownership interest in Colstrip Unit 4, a 740-megawatt coal-fired electric generating facility located in Colstrip, Montana, for $404 million in cash, subject to certain working capital adjustments. There is no material relationship between NorthWestern and Bicent or Beowulf.

As part of the Agreement, Bicent is committing to NorthWestern 111 to 222 megawatts of power from Colstrip Unit 4, as existing long-term contracts expire, at a price of $3 per megawatt hour less than the Mid-Columbia Electricity Index (“Mid-C”), and 50 megawatts of power generated in Montana at below index for the period of November 1, 2010 through December 31, 2020.

The agreement also allows NorthWestern to work with interested parties and the Montana Public Service Commission (“MPSC”) on the viability of an alternative of placing this asset in the rate base to serve its regulated customers. If the asset is placed in rate base, the sale to Bicent will be terminated and Bicent will receive a termination fee of $6.25 million that will be included in NorthWestern’s rate filing. If Bicent fails to close, the agreement provides in certain circumstances that NorthWestern will receive a termination fee of $20 million.

As it works to close the Agreement with Bicent, NorthWestern will make a filing requesting an MPSC decision whether the Colstrip Unit 4 interest should be included in NorthWestern’s rate base at the purchase price adjusted for certain other terms contemplated by the Bicent Agreement.

The proposed transaction is subject to typical closing conditions and other third party consents, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Federal Energy Regulatory Commission approval and expiration of the right of first refusal period for the existing owners of Colstrip Units 3 and 4.

A copy of the press release announcing the sale of Colstrip Unit 4 is incorporated by reference herein and is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated June 10, 2008

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary

Date: June 11, 2008

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated June 10, 2008

* filed herewith

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